MOODY NATIONAL REIT I, INC. 10-Q

Exhibit 10.3

Assignment and Assumption of Agreement of Purchase and Sale

This Assignment and Assumption of Agreement of Purchase and Sale (“Assignment”) is entered into between Moody National REIT I, Inc., a Maryland corporation (“Assignor”), and Moody National REIT II, Inc., a Maryland corporation (“Assignee”), as of September 25, 2015 (“Effective Date”).

RECITALS

A.            Pursuant to the terms of that certain Agreement of Purchase and Sale dated May 11, 2015 by and between Mueller Hospitality, LP, a Texas limited partnership (“Seller”), as seller, and Assignor, as buyer, as amended, modified and supplemented (the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) located at 1200 Barbara Jordan Boulevard, Building 4, Austin, Travis County, Texas.

B.            Assignor desires to assign Assignor’s rights and interests in the Purchase Agreement to Assignee, and Assignee wishes to assume all of Assignors rights and interests in the Contract.

C.            The Parties desire to enter into this Assignment to, among other things, assign the Assignor’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Assignor’s obligations and liabilities under the Purchase Agreement.

ASSIGNMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Assignment of Contract. Assignor hereby assigns and transfers its interest in the Purchase Agreement to Assignee. This Assignment does not release Assignor of liability under the Purchase Agreement.

2.             Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Assignor under the Purchase Agreement, in accordance with the terms thereof.

3.             Counterparts; Facsimile Signatures. This Assignment may be executed in multiple counterparts which, when combined together, shall constitute an original of this Assignment. In addition, facsimile signatures of the parties shall be effective on all counterparts of this Assignment.

[Signature Page to Follow]

Executed as of the date set forth above.

ASSIGNOR:

Moody National REIT I, Inc., a Maryland corporation

By:
Name:	Brett C. Moody
Title:	CEO

ASSIGNEE:

Moody National REIT II, Inc., a Maryland corporation

By:
Name:	Brett C. Moody
Title:	CEO